Exhibit 99.1

ALLIED WORLD REPORTS FIRST QUARTER 2017 RESULTS

•	Reported a combined ratio of 99.2% for the quarter

•	Net catastrophe losses of $11.0 million during the quarter due to Australian Cyclone Debbie

•
Allied World shareholders have approved both of the proposals that were voted on at the company’s special shareholder meeting held on March 22, 2017 in connection with the previously announced merger transaction with Fairfax Financial Holdings Limited

ZUG, Switzerland--(BUSINESS WIRE)--Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported net income of $80.3 million, or $0.90 per diluted share, for the first quarter of 2017 compared to net income of $74.1 million, or $0.81 per diluted share, for the first quarter of 2016.
The company reported operating income of $47.9 million, or $0.53 per diluted share, for the first quarter of 2017, compared to operating income of $59.0 million, or $0.65 per diluted share, for the first quarter of 2016.
President and Chief Executive Officer Scott Carmilani commented, "Despite a challenging market environment, I am pleased with our ability to produce an annualized net income return on average shareholder's equity of 8.9% this quarter, while growing diluted book value per share by 2.8% from year-end 2016. Additionally, we have made great strides within the Global Markets Insurance segment, which generated a 14.4 percentage point improvement over the prior year period, as we are beginning to reap the benefits of the strategic re-underwriting of this segment. Looking ahead, I feel we are well positioned for continued growth in our core specialty businesses."

First Quarter Summary (Unaudited)

(Expressed in millions of U.S. dollars,	Three Months Ended March 31,
except per share amounts)			Diluted per share
	2017	2016	2017	2016

Net income	$80.3	$74.1	$0.90	$0.81
Add pre-tax effect of:
Net realized investment (gains)	(40.7)	(18.9)	(0.46)	(0.21)
Foreign exchange loss (gain)	1.4	(3.0)	0.02	(0.03)
Other expense(1)	4.8	0.0	0.05	0.00
Income tax expense(2)	2.1	6.8	0.02	0.08
Operating income	$47.9	$59.0	$0.53	$0.65

(1) Represents non-recurring expenses, including expenses associated with the pending acquisition of Allied World Assurance Company Holdings, AG by Fairfax Financial Holdings Limited.
(2) Represents the tax expense or benefit associated with the specific country to which the pre-tax adjustment related.

First Quarter Operating Results

•
Gross premiums written were $860.9 million, a 0.3% decrease compared to $863.5 million for the first quarter of 2016. This was driven by growth in the North American Insurance segment, partially offset by a decline in the Reinsurance segment.

◦
The North American Insurance segment grew by 4.6%, led by growth across programs, excess casualty and environmental businesses, offset in part by declines in professional lines, healthcare and property businesses.

◦	The Global Markets Insurance segment was essentially flat this quarter as growth across European businesses was offset by a reduction in the Asia Pacific region.

◦	The Reinsurance segment decreased by 5.6%, driven largely by the reduction in property catastrophe risk as well as the non-renewal of certain other property and casualty treaties.

•
During the quarter, the company experienced $11.0 million in catastrophe losses, or 2.0 percentage points on the loss and loss expense ratio, related to Cyclone Debbie, compared to no reportable catastrophe losses in prior year quarter. Of the $11 million, $7.5 million was recorded in the Reinsurance segment and $3.5 million was recorded in the Global Markets Insurance segment.

•	The combined ratio was 99.1% compared to 96.0% for the first quarter of 2016.

•
The loss and loss expense ratio was 65.9% for the first quarter of 2017 compared to 64.2% for the prior year quarter. During the first quarter of 2017, the company recorded net favorable reserve development on prior loss years of $1.7 million, compared to $25.4 million a year ago. In the prior year quarter, the company benefited from significant favorable development in the Reinsurance segment. In the current quarter, adverse development in the North American Insurance segment was offset by favorable development in both the Global Markets Insurance segment and the Reinsurance segment.

•
The company's expense ratio was 33.2% for the first quarter of 2017 compared to 31.8% for the first quarter of 2016. The increase was largely driven by higher general and administrative expenses due to an increase in year-end incentive and stock compensation costs. This was partially offset by lower acquisition costs across all three segments.

Investment Results

•	The total financial statement return on the company's investment portfolio for the three months ended March 31, 2017 was 1.0% compared to 0.8% for the three months ended March 31, 2016.

•	Net investment income decreased 1.8% in the quarter compared to the prior year quarter, driven by a shift in allocations within fixed maturity assets.

•	The table below shows the components of the investment returns:

(Expressed in millions of U.S. dollars,	Three Months Ended March 31,
except percentages)	2017	2016
Net investment income	$52.3	$53.3
Net realized investment gains	40.7	18.9
Total financial statement portfolio return	$93.0	$72.1

Average invested assets	$8,890.4	$9,299.1
Financial statement portfolio return	1.0%	0.8%

Note: Net investment income, realized gains and unrealized gains are disclosed on a pre-tax basis.

Shareholders' Equity

•	As of March 31, 2017, total shareholders' equity was $3,638.4 million, compared to $3,551.9 million as of December 31, 2016.

•	As of March 31, 2017, diluted book value per share was $40.59, an increase of 2.8% compared to $39.52 as of December 31, 2016.

•	As of March 31, 2017, diluted tangible book value per share was $35.13, an increase of 3.3% compared to $34.01 as of December 31, 2016.

•	Annualized net income return on average shareholders' equity was 8.9% for the quarter, compared to 7.2% for the full year 2016.

Supplementary Information
Allied World will be providing a Financial Supplement as of March 31, 2017. This information will be available in the "Investors" section of the company's website at www.awac.com.

Conference Call
Given the pending acquisition by Fairfax, Allied World will not host a conference call to discuss its first quarter 2017 results.

Non-GAAP Financial Measures
In presenting the company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").
"Operating income" is an internal performance measure used in the management of the company's operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized return on average shareholders' equity" ("ROAE") and "average tangible shareholders' equity" ("ROATE") is calculated using average shareholders’ equity, excluding the average after tax unrealized gains (losses) on investments and currency translation adjustment gains (losses). Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. These gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these gains (losses) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The ROATE is the same calculation but reduces shareholders' equity for goodwill and intangible assets. The company presents ROAE and ROATE as measures that are commonly recognized as standards of performance by investors, analysts, rating agencies and other users of its financial information.
"Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above), and average shareholders' equity, excluding the average after tax unrealized gains (losses) on investments or currency translation adjustment gains (losses). The ROATE is the same calculation but reduces shareholders' equity for goodwill and intangible assets. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized return on average shareholders' equity explanation above.
The company has included "tangible shareholders' equity", which is total shareholders' equity excluding goodwill and intangible assets, because it represents a more liquid measure of the company's net assets than total shareholders' equity. The company also has included "diluted book value per share" because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.
Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World
Allied World Assurance Company Holdings, AG, through its subsidiaries and brand known as Allied World, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions. Allied World offers superior client service through a global network of offices and branches. All of Allied World's rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor's, and A2 by Moody's, and our Lloyd's Syndicate 2232 is rated A+ by Standard & Poor's and AA- by Fitch.
Please visit the following for further information on Allied World: Web: www.awac.com | Facebook: www.facebook.com/alliedworld | LinkedIn: https://www.linkedin.com/company/allied-world.

IMPORTANT INFORMATION AND WHERE TO FIND IT
This communication is for informational purposes only and does not constitute or form part of an offer to sell or exchange or the solicitation of an offer to buy, exchange or subscribe to any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not an offer of securities for sale into the United States. No offering of securities shall be made in the United States except pursuant to registration under the U.S. Securities Act of 1933, or an exemption therefrom.
In connection with the exchange offer for all of the outstanding registered ordinary shares of Allied World, Fairfax has filed a registration statement on Form F-4, as amended, which includes a preliminary prospectus, and expects to file a Tender Offer statement on Schedule TO (the "Schedule TO"), and may file additional amendments thereto, and soon thereafter Allied World will file a Solicitation / Recommendation Statement on Schedule 14D-9 with respect to the exchange offer and may file amendments thereto. The exchange offer has not yet commenced. The exchange offer will be made exclusively by means of, and subject to the terms and conditions set out in, an offer document containing and setting out the terms and conditions of the offer and a letter of transmittal to be delivered to Allied World, filed with the United States Securities and Exchange Commission (the "SEC") and mailed to Allied World shareholders. The exchange offer will be made by Fairfax or an affiliate of Fairfax and not by any other person.
The release, publication or distribution of this communication in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this communication is released, published or distributed should inform themselves about and observe such restrictions.
SHAREHOLDERS OF ALLIED WORLD ARE URGED TO READ ANY DOCUMENTS REGARDING THE EXCHANGE OFFER CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE (INCLUDING THE EXHIBITS THERETO) AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE EXCHANGE OFFER.
The registration statement, the Schedule TO and other related documents in relation to the exchange offer, as well as Fairfax's other public filings with the SEC, may be obtained without charge at the SEC's website, www.sec.gov, after they have been filed. Any materials filed with the SEC by Fairfax may also be obtained without charge at Fairfax's website, www.fairfax.ca. This material is not a substitute for the registration statement, the Schedule TO and other related documents in relation to the exchange offer that will be filed with the SEC or sent to shareholders in connection with the proposed transactions.
The Schedule 14D-9 and any other relevant documents filed by Allied World with the SEC, as well as any amendments or supplements to those documents and Allied World's other public filings with the SEC, may be obtained without charge at the SEC's website, www.sec.gov, after they have been filed. Any materials filed with the SEC by Allied World may also be obtained without charge at Allied World's website, www.awac.com.
This communication does not constitute an offer or a solicitation in any jurisdiction in which such offer or solicitation is unlawful. An offer will not be made in, nor will deposits be accepted in, any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Fairfax may, in its sole discretion, take such action as it may deem necessary to extend an offer in any such jurisdiction.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed acquisition by Fairfax; the failure to satisfy other conditions to completion of the proposed acquisition, including receipt of regulatory approvals; risks that the proposed acquisition disrupts our current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the proposed acquisition; the amount of the costs, fees, expenses and charges related to the proposed acquisition; pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management's response to these factors, and other factors identified in our filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.
SOURCE: Allied World Assurance Company Holdings, AG

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended March 31,
	2017	2016

Revenues:
Gross premiums written	$860,861	$863,545
Premiums ceded	(184,812)	(159,499)

Net premiums written	676,049	704,046
Change in unearned premiums	(131,186)	(123,924)
Net premiums earned	544,863	580,122
Net investment income	52,307	53,253
Net realized investment gains	40,679	18,858
Other income	1,334	565
Total revenues	639,183	652,798
Expenses:
Net losses and loss expenses	359,016	372,366
Acquisition costs	77,134	88,308
General and administrative expenses	104,059	96,352
Other expense	7,062	1,134
Amortization of intangible assets	2,322	2500
Interest expense	10,390	19,949
Foreign exchange loss (gain)	1,371	(3,011)
Total expenses	561,354	577,598
Income before income taxes	77,829	75,200
Income tax (benefit) expense	(2,513)	1,101
NET INCOME	$80,342	$74,099

PER SHARE DATA:
Basic earnings per share	$0.92	$0.82
Diluted earnings per share	$0.90	$0.81

Weighted average common shares outstanding	87,291,369	90,254,512
Weighted average common shares and common share equivalents outstanding	89,133,212	91,559,225

Dividends paid per share	$—	$0.260

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	March 31,	December 31,
ASSETS:	2017	2016
Fixed maturity investments trading, at fair value	$6,473,097	$6,737,719
Equity securities trading, at fair value	255,177	243,905
Other invested assets	966,620	960,678

Total investments	7,694,894	7,942,302
Cash and cash equivalents	1,345,428	797,431
Insurance balances receivable	862,242	783,958
Funds held	297,144	466,821
Prepaid reinsurance	478,693	486,375
Reinsurance recoverable	1,725,607	1,624,968
Reinsurance recoverable on paid losses	119,852	104,362
Accrued investment income	32,182	35,994
Net deferred acquisition costs	148,922	121,077
Goodwill	388,571	389,693
Intangible assets	104,195	104,745
Balances receivable on sale of investments	23,947	114,660
Net deferred tax assets	34,800	38,726
Other assets	171,050	167,921

Total assets	$13,427,527	$13,179,033

LIABILITIES:
Reserve for losses and loss expenses	$6,762,735	$6,639,241
Unearned premiums	1,813,172	1,688,146
Reinsurance balances payable	202,883	223,323
Balances due on purchases of investments	58,218	79,650
Senior notes	794,376	794,172
Other long-term debt	22,569	21,970
Accounts payable and accrued liabilities	135,182	180,647
Total liabilities	9,789,135	9,627,149

SHAREHOLDERS' EQUITY:
Common shares: 2017 and 2016: par value CHF 4.10 per share (2017: 93,586,418; 2016: 93,586,418 shares issued and 2017: 87,483,715; 2016: 87,098,120 shares outstanding)	378,840	378,840
Treasury shares, at cost (2017: 6,102,703; 2016: 6,488,298)	(223,629)	(233,791)
Accumulated other comprehensive loss	(5,856)	(11,556)
Retained earnings	3,489,037	3,418,391
Total shareholders' equity	3,638,392	3,551,884

Total liabilities and shareholders' equity	$13,427,527	$13,179,033

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	North American	Global Markets
Three Months Ended March 31, 2017	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$396,757	$115,779	$348,325	$860,861
Net premiums written	253,926	89,562	332,561	676,049
Net premiums earned	294,943	92,698	157,222	544,863
Net losses and loss expenses	(218,174)	(55,195)	(85,647)	(359,016)
Acquisition costs	(25,438)	(16,191)	(35,505)	(77,134)
General and administrative expenses	(59,001)	(28,171)	(16,887)	(104,059)
Underwriting (loss) income	(7,670)	(6,859)	19,183	4,654
Other insurance-related income	539	795	—	1,334
Other insurance-related expense	(1,420)	(355)	(460)	(2,235)
Segment (loss) income	(8,551)	(6,419)	18,723	3,753
Net investment income				52,307
Net realized investment gains				40,679
Amortization of intangible assets				(2,322)
Other expenses				(4,827)
Interest expense				(10,390)
Foreign exchange loss				(1,371)
Income before income taxes				$77,829

GAAP Ratios:
Loss and loss expense ratio	74.0%	59.5%	54.5%	65.9%
Acquisition cost ratio	8.6%	17.5%	22.6%	14.1%
General and administrative expense ratio	20.0%	30.4%	10.7%	19.1%
Expense ratio	28.6%	47.9%	33.3%	33.2%
Combined ratio	102.6%	107.4%	87.8%	99.1%

	North American	Global Markets
Three Months Ended March 31, 2016	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$379,183	$115,529	$368,833	$863,545
Net premiums written	266,245	87,613	350,188	704,046
Net premiums earned	316,266	94,210	169,646	580,122
Net losses and loss expenses	(216,218)	(67,800)	(88,348)	(372,366)
Acquisition costs	(33,882)	(17,908)	(36,518)	(88,308)
General and administrative expenses	(52,169)	(29,029)	(15,154)	(96,352)
Underwriting income (loss)	13,997	(20,527)	29,626	23,096
Other insurance-related income	565	—	—	565
Other insurance-related expense	(705)	(5)	(423)	(1,133)
Segment income (loss)	13,857	(20,532)	29,203	22,528
Net investment income				53,253
Net realized investment gains				18,858
Amortization of intangible assets				(2,500)
Interest expense				(19,950)
Foreign exchange gain				3,011
Income before income taxes				$75,200

GAAP Ratios:
Loss and loss expense ratio	68.4%	72.0%	52.1%	64.2%
Acquisition cost ratio	10.7%	19.0%	21.5%	15.2%
General and administrative expense ratio	16.5%	30.8%	8.9%	16.6%
Expense ratio	27.2%	49.8%	30.4%	31.8%
Combined ratio	95.6%	121.8%	82.5%	96.0%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED OPERATING INCOME RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended March 31,
	2017	2016

Net income	$80,342	$74,099
Add after tax effect of:
Net realized investment gains	(40,679)	(18,858)
Foreign exchange loss (gain)	1,371	(3,011)
Other expense(1)	4,827	—
Income tax expense(2)	2,084	6,779
Operating income	$47,945	$59,009

Weighted average common shares outstanding:
Basic	87,291,369	90,254,512
Diluted	89,133,212	91,559,225

Basic per share data:
Net income	$0.92	$0.82
Add after tax effect of:
Net realized investment gains	(0.47)	(0.21)
Foreign exchange loss (gain)	0.02	(0.03)
Other expense(1)	0.06	—
Income tax expense(2)	0.02	0.08
Operating income	$0.55	$0.66

Diluted per share data:
Net income	$0.90	$0.81
Add after tax effect of:
Net realized investment gains	(0.46)	(0.21)
Foreign exchange loss (gain)	0.02	(0.03)
Other expense(1)	0.05	—
Income tax expense(2)	0.02	0.08
Operating income	$0.53	$0.65

(1) Represents non-recurring expenses, including expenses associated with the pending acquisition of Allied World Assurance Company Holdings, AG by Fairfax Financial Holdings Limited.
(2) Represents the tax expense or benefit associated with the specific country to which the pre-tax adjustment related.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	March 31,	December 31,
	2017	2016
Price per share at period end	$53.10	$53.71
Total shareholders' equity	$3,638,392	$3,551,884
Deduct:
Goodwill	388,571	389,693
Intangible assets	104,195	104,745
Total tangible shareholders' equity	$3,145,626	$3,057,446

Basic common shares outstanding	87,483,715	87,098,120
Add: unvested restricted share units	761,163	1,133,929
Add: performance based equity awards	424,690	583,441
Add: employee share purchase plan	—	37,616
Add: dilutive options outstanding	1,435,271	1,525,743
Weighted average exercise price per share	$17.35	$17.36
Deduct: options bought back via treasury method	(468,963)	(493,146)
Common shares and common share equivalents outstanding	89,635,876	89,885,703

Basic book value per common share	$41.59	$40.78
Diluted book value per common share	$40.59	$39.52

Basic tangible book value per common share	$35.96	$35.10
Diluted tangible book value per common share	$35.09	$34.01

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS' EQUITY RECONCILIATION
(Expressed in thousands of United States dollars, except for percentage information)

	Three Months Ended March 31,
	2017	2016

Opening shareholders' equity	$3,551,884	$3,532,542
Add: accumulated other comprehensive loss	11,556	9,297
Adjusted opening shareholders' equity	3,563,440	3,541,839
Adjusted opening tangible shareholders' equity	3,069,002	3,037,089

Closing shareholders' equity	$3,638,392	$3,535,463
Add: accumulated other comprehensive loss	5,856	6,168
Adjusted closing shareholders' equity	3,644,248	3,541,631
Adjusted closing tangible shareholders' equity	3,151,482	3,036,217

Average adjusted shareholders' equity	$3,603,844	$3,541,735
Average adjusted tangible shareholders' equity	3,110,242	3,036,653

Net income available to shareholders	$80,342	$74,099
Annualized net income available to shareholders	321,368	296,396

Annualized return on average shareholders' equity - net income available to shareholders	8.9%	8.4%
Annualized return on average tangible shareholders' equity - net income available to shareholders	10.3%	9.8%

Operating income available to shareholders	$47,945	$59,009
Annualized operating income available to shareholders	191,780	236,036

Annualized return on average shareholders' equity - operating income available to shareholders	5.3%	6.7%
Annualized return on average tangible shareholders' equity - operating income available to shareholders	6.2%	7.8%

Media:
Faye Cook
Senior Vice President, Marketing & Communications
+1-441-278-5406
Faye.Cook@awac.com

Investors:
Giuseppe Montefinese
Manager, Investor Relations
+1-646-794-0690
Giuseppe.Montefinese@awac.com
Website: www.awac.com